Exhibit 99.1

EchoStar Announces Agreement to Transfer BSS Business to DISH

Englewood, CO, May 20, 2019 - EchoStar Corporation (NASDAQ:SATS) announced today that it executed an agreement with DISH Network Corporation (NASDAQ:DISH) to transfer to DISH the portion of its EchoStar Satellite Services business that manages and provides broadcast satellite services primarily to DISH and its subsidiaries (“BSS Business”). EchoStar shareholders will receive 22,937,188 shares of DISH Class A common stock upon consummation of the transaction.

The BSS Business includes the business of EchoStar that manages and provides broadcast satellite services to DISH and its subsidiaries and DISH Mexico, S. de R.L. de C.V. It also provides telemetry, tracking and control services to satellites owned by DISH and a portion of EchoStar’s other businesses. The transaction will also include the products, assets, licenses and technology, and the business operations, revenues, billings, liabilities and operating activities, primarily related to those businesses and certain other EchoStar real estate properties.

Mike Dugan, President and CEO of EchoStar said. “This transaction will allow EchoStar to focus our efforts on our high growth business of broadband services and other initiatives, while eliminating a negative growth component of our financial performance and the risk associated with providing services to a solitary customer.”

At closing of the transaction, each EchoStar shareholder as of the distribution record date will receive shares in a newly created subsidiary of EchoStar housing the BSS Business and other assets transferring in the transaction to reflect such stockholder’s pro rata ownership of EchoStar Class A and Class B common stock in the aggregate (“Distribution”). Immediately following the Distribution, a subsidiary of DISH will merge with and into such entity and each EchoStar stockholder as of the distribution record date will receive a number of shares of DISH Class A common stock equal to 22,937,188 divided by the total number of shares of EchoStar Class A and Class B common stock outstanding on the distribution record date. The distribution record date has not yet been determined. As of May 16, 2019, the total outstanding shares of EchoStar Class A and Class B common stock was approximately 95,719,000, which would result in the issuance of approximately 0.24 shares of DISH Class A common stock for each share of EchoStar Class A and Class B common stock outstanding on that date. The final exchange ratio will be determined on the distribution record date.

The transaction is structured in a manner intended to be tax-free to EchoStar and its shareholders. It is expected to close during the second half of 2019, subject to customary conditions, including receipt of certain regulatory approvals.

EchoStar has made a presentation available for download on EchoStar’s website at http://ir.echostar.com, which includes certain financial information about the transaction.

Deutsche Bank Securities Inc. acted as financial advisor to EchoStar in the transaction. White & Case LLP acted as legal counsel for EchoStar in the transaction.

About EchoStar

EchoStar Corporation (NASDAQ:  SATS) is a premier global provider of satellite communications solutions.  Headquartered in Englewood, Colo., and conducting business around the globe, EchoStar is a pioneer in secure communications technologies through its Hughes Network Systems and EchoStar Satellite Services business segments.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. The forward looking statements may include those regarding any matter set forth in this document or any of the exhibits incorporated herein. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward looking statements. Such factors include, but are not limited to, the possibility that a transaction will not be completed, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to a potential transaction, adverse effects on the market price of DISH’s common stock, adverse effects on the market price of EchoStar’s common stock and on EchoStar’s operating results for any reason, including, without limitation, because of a failure to complete a transaction, failure to realize the expected benefits of a transaction, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect EchoStar or DISH following the transaction. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions. See “Risk Factors” in EchoStar’s and HSSC’s Annual Reports on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019 filed with the Securities and Exchange Commission and in the other documents EchoStar files with the Securities and Exchange Commission from time to time. The forward-looking statements speak only as of the date made, and EchoStar Corporation expressly disclaims any obligation to update these forward-looking statements.

Contacts:
EchoStar Investor Relations
Deepak Dutt
+1 (301) 428-1686
deepak.dutt@echostar.com

EchoStar Marketing Communications
Sharyn Nerenberg
+1 (301) 428-7124
sharyn.nerenberg@echostar.com